                             NOBLE AFFILIATES, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (this "Agreement") is effective as of October 2, 2000 between NOBLE AFFILIATES, INC., a Delaware corporation (the "Company"), and CHARLES D. DAVIDSON (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, as President and Chief Executive Officer in accordance with the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS.
         -----------

         In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used herein shall have the following meanings, unless the context or use indicates a different meaning:

         "Annualized Compensation Amount" means an amount equal to (i) the annualized salary payable to the Employee pursuant to Subsection 4(a), plus (ii) the target bonus established for the Employee pursuant to Subsection 4(b) of this Agreement, both during the then-effective fiscal year of the Company.

         "Cause" means by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Related Parties (defined below) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of funds of any of the Related Parties, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Related Parties; or (C) Employee's material breach of the provisions of this Agreement or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company, provided, however, that as regards the foregoing clause (C), Employee shall have been informed, in writing, of such material breach or failure and given a period of thirty (30) days to remedy same.

         "Common Stock" means the Company's common stock, $3.33 - 1/3 par value per share.

         An "Event of Default" means the occurrence of any of the following events prior to a Triggering Event, unless remedied or otherwise cured within thirty (30) days after the Company's receipt of written notice from the Employee of such event: (a) without his prior concurrence, the

Employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the commencement of the term of this Agreement, or his reporting responsibilities in effect at such time are changed, (b) the Employee's base salary is reduced, or (c) any change in any employee benefit plans or arrangements in effect on the date hereof in which the Employee participates (including without limitation any annual incentive bonus plan, pension and retirement plan, savings and profit sharing plan, stock ownership or purchase plan, stock option plan, or life, medical or disability insurance plan), which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program or a plan amendment or termination that is applicable to all senior executive officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared to any other senior executive officer of the Company.

         "Good Reason" means the occurrence of a Triggering Event (as defined below) AND: (a) without his prior concurrence, the Employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the commencement of the term of this Agreement, or his reporting responsibilities in effect at such time are changed, (b) the Employee's base salary is reduced, or (c) any change in any employee benefit plans or arrangements in effect on the date hereof in which the Employee participates (including without limitation any annual incentive bonus plan, pension and retirement plan, savings and profit sharing plan, stock ownership or purchase plan, stock option plan, or life, medical or disability insurance plan), which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program or a plan amendment or termination that is applicable to all senior executive officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared to any other senior executive officer of the Company.

         "Related Parties" means the Company and its subsidiaries and other affiliates.

         A "Triggering Event" shall be deemed to have occurred if:

                  (i) individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least fifty-one percent (51%) of the Company's Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                  (ii) the stockholders of the Company shall approve a reorganization, merger or consolidation, in any case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of the directors ("Voting Securities") of the resulting reorganized, merged or consolidated company;



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


                  (iii) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets to a non-Related Party; or

                  (iv) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any other Related Party, any employee benefit plan of the Company or any of its Related Parties, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (A) the then outstanding shares of Common Stock or (B) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.

         Notwithstanding the foregoing, a "Triggering Event" shall not be deemed to have occurred for purposes of subparagraph (iv) of this definition solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Triggering Event shall be deemed to have occurred.

2.       EMPLOYMENT.
         ----------

         The Company hereby employs the Employee and the Employee hereby accepts employment on the terms and conditions set forth herein.

3.       TERM.
         ----

         The initial term of this Agreement shall be from the date hereof until the third anniversary hereof, unless sooner terminated in accordance with the provisions herein regarding termination.


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Subject to earlier termination as provided herein, the initial three year term of this Agreement shall be automatically extended for successive one year extensions, beginning on the date of the first anniversary of this Agreement and on each anniversary thereafter, unless either the Employee or the Company gives written notice to the other at least six months prior to such anniversary.

4.       COMPENSATION.
         ------------

         (a) BASE SALARY. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary of Four Hundred Seventy-Five Thousand Dollars ($475,000) per year. Such salary: (i) shall be payable in equal installments in accordance with the customary payroll policies of the Company in effect at the time such payment is made, or as otherwise mutually agreed upon, and (ii) may, in the sole discretion of the Company's Board of Directors, be increased in future years.

         (b) ANNUAL TARGET BONUS. Effective for the Company's fiscal year ending December 31, 2001 and continuing with respect to each subsequent fiscal year thereafter during the term of this Agreement, Employee will be eligible for a "target bonus," under the Company's annual incentive bonus plan in effect at the applicable time, of up to seventy percent (70%) of Employee's base salary in effect at the applicable time. For the Company's fiscal year ending December 31, 2000, Employee's bonus shall not be less than the mathematical product of Three Hundred Thousand Dollars ($300,000) multiplied by a fraction of which (i) the numerator is the number of days during such fiscal year that the Employee is employed by the Company and (ii) the denominator is 365. The Employee's bonus pursuant to this Subsection 4(b) shall be earned as of the end of the Company's relevant fiscal year and payable in accordance with the customary policies of the Company in effect at the time for the Company's other senior executive officers.

         (c) BENEFITS. The Employee shall be entitled to participate in or receive benefits under any employee benefit plan or arrangements made available by the Company in the future to its senior executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary and bonuses payable to the Employee pursuant to Subsections 4(a) and 4(b).

         (d) STOCK OPTION. In consideration of the Employee's execution of this Agreement, the Company will grant a non-qualified stock option to purchase Eighty Thousand (80,000) shares of the Common Stock to the Employee (the "Initial Options") pursuant to the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan (the "Option Plan"). Such option shall vest and become exercisable in three equal annual installments. The exercise price for such option will be the Fair Market Value (as determined under the Option Plan) of the Common Stock on the date of grant, such grant to be made within one week following the commencement of the Employee's employment with the Company. The option to purchase 80,000 shares of the Common Stock is intended to encompass Employee's option grants during the calendar year 2000, and, while the Board of Directors could award additional options to the Employee during such period, there is no present intention to do so even though options may be awarded to other executives of the Company during such time period. Beginning with calendar year 2001, Employee will be eligible to participate in the Option Plan under the same terms and conditions in effect for the Company's other senior executive officers.

         (e) EXPENSES. Upon receipt of itemized vouchers, expense account reports, and supporting documents submitted to the Company in accordance with the Company's procedures from time to time in effect, the Company shall reimburse Employee for all reasonable and necessary travel, entertainment, and other reasonable and necessary business expenses incurred ordinarily and necessarily by Employee in connection with the performance of his duties hereunder.

         (f)  VACATION. Employee shall be entitled to a minimum of five
(5) weeks paid vacation during each twelve month period commencing on the effective date of this Agreement.

5.       POSITION, DUTIES, EXTENT OF SERVICES AND SITUS.
         ----------------------------------------------

         (a) POSITION AND DUTIES. Employee shall serve as the President and Chief Executive Officer of the Company.

         (b) EXTENT OF SERVICES. The Employee shall devote all of his business time, attention, and energy to the business and affairs of the Company and shall not during the term of his employment under this Agreement engage in any other business activity which could constitute a conflict of interest, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. This shall not be construed as preventing the Employee from serving on the Boards of Directors of other companies or from managing his current investments or investing his assets in such form or manner as will not require any services on the part of the Employee in the operation and the affairs of the companies in which such investments are made, subject to the provisions of
Section 6 hereof.

6.       NON-SOLICITATION; CONFIDENTIALITY AND PENDING PROSPECTS.
         -------------------------------------------------------

         (a) The Employee acknowledges that (i) as a result of his position with the Company he will receive specialized and unique knowledge concerning the Company, its business, its customers and the industry in which it competes, (ii) the Company's business, in large part, depends upon its exclusive possession and use of its proprietary information, (iii) the Company is entitled to protection against the unauthorized disclosure or use by Employee of its proprietary information, and (iv) he has received in this Agreement good and valuable consideration for the covenants he is making in this Section 6.

         (b) For a period of twenty-four (24) months after the termination of Employee's employment with the Company, the Employee shall not, without the written consent of the Company: solicit, entice, persuade or induce, directly or indirectly, any individual (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, a Related Party, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for a Related Party, (iv) become employed by or to enter into contractual relations with any party other than a Related
Party, or (v) enter into a relationship with a competitor of any of the Related Parties.

         (c) Employee recognizes and acknowledges that the Company would suffer irreparable harm and substantial loss if Employee violated any of the terms and provisions of this Section 6 and that the actual damages which might be sustained by the Company as the result of any breach of this Section 6 would be difficult to ascertain. Employee agrees, at the election of the Company and in addition to, and not in lieu of, the Company's right to terminate Employee's employment and to seek all other remedies and damages which the Company may have at law and/or equity for such breach, that the Company shall be entitled to an injunction restraining Employee from breaching any of the terms or provisions of this Section 6.

         (d) During the time of Employee's employment with the Company and for a period of one (1) year thereafter, Employee will not compete with the Company for any acquisition, prospect or project that the Company was pursuing prior to Employee's termination, and Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by Employee alone or in conjunction with others) belonging to or concerning the Company or any other Related Party, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of Employee's duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by Employee or his affiliates or (y) that becomes available to Employee on a non-confidential basis from a source, other than the Company, who is not bound by a duty of confidentiality, or by any other contractual, legal, or fiduciary obligation, to the Company, or (iv) as required by applicable law or legal process.

7.       DISABILITY.
         ----------

         Employee shall be entitled to participate in, and receive coverage under, as applicable, any disability plan made available to the Company's senior executive officers from time to time. The Company shall have the right immediately to terminate the Employee's employment under this Agreement upon the "Complete Disability" of the Employee as hereinafter defined. The term "Complete Disability" as used in this Section 7 shall mean (i) the total inability of the Employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for hereunder for a period of one hundred twenty (120) days in the aggregate, within any given period of one hundred eighty (180) consecutive days during the term of this Agreement, in addition to any statutorily required leave of absence, and (ii) where such inability will, in the opinion of a qualified physician selected by the Company's Board of Directors, be permanent and continuous during the remainder of Employee's life.

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8.       DEATH.
         -----

         If the Employee dies during the term of his employment, the Company shall pay to such person as the Employee shall designate in a notice filed with the Company, or, if no such person shall be designated, to Employee's estate as a death benefit, any payments the Employee's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy maintained by the Company at such time for its senior executive officers, and, except for any obligations of the Company under Sections 22 and 25, all other obligations of the Company hereunder shall cease at the time of the Employee's death.

9.       TERMINATION.
         -----------

         9.1  TERMINATION PRIOR TO A TRIGGERING EVENT. (a) Upon at least thirty
(30) days' prior written notice to the Employee and prior to a Triggering Event, the Company may terminate the Employee's employment with the Company under this Agreement for Cause or in accordance with Section 7 and, subject to the provisions of Sections 22 and 25, with no liability on its part for further payments to the Employee (other than accrued and unpaid salary through the termination date). The Company may effect a termination for Cause pursuant to this Subsection 9.1(a) only by the affirmative vote of a majority of the members of the Board of Directors of the Company. In voting upon such termination for Cause, if the Employee is also a member of the Board of Directors of the Company, then he may not vote on, and will not be considered present for any purpose with respect to, a matter presented to the Board of Directors of the Company pursuant to this Subsection 9.1(a).

         (b) Prior to a Triggering Event, the Employee may terminate his employment with the Company under this Agreement by giving at least six (6) months' prior written notice of his desire to terminate employment to the Board of Directors of the Company. If the Employee's employment with the Company under this Agreement is terminated pursuant to this Subsection 9.1(b), the Employee will continue to accrue and receive his base salary in effect at the time pursuant to Subsection 4(a) through the date of termination specified in such notice with no liability on the part of the Company for further payments to the Employee, subject to the provisions of Sections 22 and 25.

         (c) Prior to a Triggering Event, if the Employee's employment with the Company is terminated by the Company without Cause or if the Employee terminates his employment with the Company following the occurrence of an Event of Default which has not been waived in writing by the Employee, the Employee will continue to accrue and receive his base salary in effect at the time pursuant to Subsection 4(a) through the date of termination and , unless the Employee's employment is terminated in accordance with Section 7, will be entitled to receive the benefits provided for under Subsection 10.1 with no liability on the part of the Company for further payments to the Employee, subject to the provisions of Sections 22 and 25.

         9.2 TERMINATION ON OR AFTER A TRIGGERING EVENT. (a) Upon at least thirty (30) days' prior written notice to the Employee and on or after a Triggering Event, the Company may terminate the Employee's employment with the Company under this Agreement for Cause or in accordance with

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Section 7 and, subject to the provisions of Sections 22 and 25, with no liability on its part for further payments to the Employee (other than accrued and unpaid salary through the termination date). The Company may effect a termination for Cause pursuant to this Subsection 9.2(a) only by the affirmative vote of a majority of the members of the Board of Directors of the Company. In voting upon such termination for Cause, if the Employee is also a member of the Board of Directors of the Company, then he may not vote on, and will not be considered present for any purpose with respect to, a matter presented to the Board of Directors of the Company pursuant to this Subsection 9.2(a).

         (b) On or after a Triggering Event, if the Employee's employment with the Company is terminated by the Company without Cause or if the Employee terminates his employment with the Company for Good Reason, the Employee will continue to accrue and receive his base salary in effect at the time pursuant to Subsection 4(a) through the date of termination and, unless the Employee's employment is terminated in accordance with Section 7, will be entitled to receive the payments and benefits provided for under Subsections 10.2 and 10.3 with no liability on the part of the Company for further payments to the Employee, subject to the provisions of Sections 22 and 25.

         (c) On or after a Triggering Event, the Employee may, in his sole and absolute discretion and without any prior approval by the Board of Directors of the Company, and upon six (6) months' prior written notice to the Board of Directors of the Company, terminate his employment with the Company under this Agreement for any reason whatsoever. If the Employee's employment with the Company under this Agreement is terminated pursuant to this Subsection 9.2(c), the Employee will continue to accrue and receive his base salary in effect at the time pursuant to Subsection 4(a) through the date of termination specified in such notice with no liability on the part of the Company for further payments to the Employee, subject to the provisions of Sections 22 and 25.

10.      COMPENSATION AFTER CERTAIN TERMINATIONS.
         ---------------------------------------

         10.1 REMAINING COMPENSATION. If the Employee's employment with the Company is terminated pursuant to Subsection 9.1(c), then, within five days after the date of such termination, the Remaining Compensation (as herein defined) shall become due and payable and shall be paid to the Employee in a single lump sum in cash. For purposes of this Subsection 10.1, the "Remaining Compensation" shall mean the annual base salary for one year only payable to the Employee pursuant to Subsection 4(a) at the time of termination plus an amount representing any accrued and unpaid bonuses earned under Subsection 4(b).

         10.2 POST TRIGGERING EVENT SEVERANCE. If, at any time on or within twenty-four (24) months after a Triggering Event, the Employee's employment with the Company is terminated by the Company without Cause or if the Employee terminates his employment with the Company for Good Reason, then:

         (i) within five days after the date of such termination, the Company shall pay the Employee a lump sum amount in cash equal to two and one-half (2.5) times the Annualized Compensation Amount, and


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         (ii)  the vesting of all outstanding Initial Options then owned by
               Employee shall be accelerated so that all such options are immediately exercisable in accordance with their terms.

         10.3 GROSS-UP PAYMENT. In the event that (i) the Employee becomes entitled to the payment provided under Section 10.2 of this Agreement (the "Change in Control Payment") and any of the Change in Control Payment will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, or
(ii) any payments or benefits received or to be received by the Employee pursuant to the terms of any other plan, arrangement or agreement (the "Benefit Payments") will be subject to the Excise Tax, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Change in Control Payment and the Benefit Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 10.3, shall be equal to the Change in Control Payment and the Benefit Payments, provided, however, that in determining the amount of the Gross- Up Payment, any Excise Tax on the Change in Control Payment and the Benefit Payments shall be determined using a rate no higher than twenty percent (20%). For purposes of determining whether any of the Change in Control Payment or the Benefit Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by the Employee in connection with a change in control of the Company or the Employee's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in change in control or any person affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of tax counsel selected by the Board of Directors of the Company, such payments or benefits (in whole or in part) do not constitute parachute payments, or such excess payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, (ii) the amount of the Change in Control Payment and the Benefit Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Change in Control Payment and the Benefits Payments or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying clause (i), above) and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by tax counsel, selected by the Board of Directors of the Company, in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Employee's residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Company at that time that amount of such reduction in Excise Tax as is finally determined to be the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment to the Employee in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

11.      MITIGATION.
         ----------

         The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination of Employee's employment with the Company, or otherwise.

12.      ENTIRE AGREEMENT.
         ----------------

         This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings relating to such subject matter, and may be modified or amended only by an instrument in writing signed by the parties hereto.

13.      LAW TO GOVERN.
         -------------

         This Agreement is executed and delivered in the State of Texas and shall be governed, construed and, except as stated in Section 26, enforced in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law that would require the application of the law of another jurisdiction.

14.      ASSIGNMENT.
         ----------

         This Agreement is personal to the parties, and neither this Agreement nor any interest herein may be assigned (other than by will or by the laws of descent and distribution) without the prior written consent of the parties hereto nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy, or other legal process of any kind against the Employee or any of his beneficiaries or any other person. Notwithstanding the foregoing, the Company shall be permitted to assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise, if the Company obtains the assumption of this Agreement by such successor.

15.      BINDING AGREEMENT.
         -----------------

         Subject to the provisions of Section 14 of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Employee and their respective representatives, successors, and assigns.

16.      REFERENCES AND GENDER.
         ---------------------

         All references to "Sections" and "Subsections" contained herein are, unless specifically indicated otherwise, references to sections and subsections of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of either gender shall include the other gender where appropriate.

17.      WAIVER.
         ------

         No waiver of any right under this Agreement shall be deemed effective unless the same is set forth in writing and signed by the party giving such waiver, and no waiver of any right shall be deemed to be a waiver of any such right in the future. Only the Board of Directors of the Company has authority to waive any provision of this Agreement.

18.      NOTICES.
         -------

         Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and will be deemed to be delivered on the third day following being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and (i) if to the Company, to its principal business office to the attention of the Chairman of the Board and (ii) if to the Executive, if addressed to his last known home address, or at such other addresses as may have theretofore been specified by written notice delivered in accordance herewith.

19.      OTHER INSTRUMENTS.
         -----------------

         The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the terms of this Agreement.

20.      HEADINGS.
         --------

         The headings used in this Agreement are used for reference purposes only and do not constitute substantive matter to be considered the terms of this Agreement.

21.      INVALID PROVISION.
         -----------------

         Any clause, sentence, provision, section, subsection, or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal, or ineffective shall not impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, provision, section, subsection, or paragraph so held to be invalid, illegal or ineffective.

22.      RIGHTS UNDER PLANS AND PROGRAMS.
         -------------------------------

         Unless expressly provided in this Agreement, no provision of this Agreement is intended, nor shall it be construed, to reduce or in any way restrict any benefit to which the Employee otherwise may be independently entitled under any other agreement, plan, arrangement, or program providing benefits for the Employee, and to the extent such other agreement, plan, arrangement, or program is made available to the Company's chief executive officer and the available provisions conflict with a provision of this Agreement, then such applicable provisions of such other agreement, plan, arrangement, or program shall control.

23.      MULTIPLE COPIES.
         ---------------

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The terms of this Agreement shall become binding upon each party from and after the time that he or it executed a copy hereof. In like manner, from and after the time that any party executes a consent or other document, such consent or other document shall be binding upon such parties.

24.      WITHHOLDING OF TAXES.
         --------------------

         The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or government regulation or ruling.

25.      LEGAL FEES AND EXPENSES.
         -----------------------

         Subject to Section 26 and any final, non-appealable determination by a court of competent jurisdiction, each party shall pay and be responsible for its legal fees and expenses incurred in connection with a dispute under this Agreement, including as a result of a party contesting the validity or enforceability of this Agreement.

26.      ARBITRATION.
         -----------

         ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR IN ANY WAY ARISING OUT OF OR RELATED TO THE EMPLOYMENT RELATIONSHIP BETWEEN THE EMPLOYEE AND THE COMPANY, OR THE TERMINATION OF THAT RELATIONSHIP, INCLUDING ANY CLAIM OF UNLAWFUL DISCRIMINATION, SHALL BE FINALLY RESOLVED BY ARBITRATION IN HOUSTON, TEXAS, GOVERNED BY THE FEDERAL ARBITRATION ACT AND CONDUCTED PURSUANT TO AND IN ACCORDANCE WITH THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION. EITHER THE COMPANY OR THE EMPLOYEE MAY REQUEST ARBITRATION BY SENDING WRITTEN NOTICE TO THE OTHER PARTY. IN ANY SUCH ARBITRATION, THE ONLY ISSUES TO BE CONSIDERED AND DETERMINED BY THE ARBITRATOR(S) SHALL BE ISSUES PERTAINING TO LEGAL AND EQUITABLE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY APPLICABLE LAW. A DECISION AND AWARD OF THE ARBITRATOR(S) SHALL BE FINAL, AND MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF, AND APPLICATION MAY BE MADE TO SUCH COURT FOR JUDICIAL ACCEPTANCE AND/OR AN ORDER ENFORCING SUCH DECISION AND/OR AWARD. JUDICIAL REVIEW

OF ANY DECISION OR AWARD SHALL BE IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, EXCEPT THAT REVIEW OF ANY AWARD OF PUNITIVE OR EXEMPLARY DAMAGES SHALL BE CONDUCTED AS IF THE AWARD OF SUCH DAMAGES WERE MADE BY A JURY SITTING IN A FEDERAL DISTRICT COURT IN HOUSTON, TEXAS. IN THE EVENT THE ARBITRATOR(S) DETERMINE THERE IS A PREVAILING PARTY IN THE ARBITRATION, THE PREVAILING PARTY SHALL RECOVER FROM THE LOSING PARTY ALL COSTS OF ARBITRATION, INCLUDING BUT NOT LIMITED TO THE FEES OF THE ARBITRATOR(S) AND REASONABLE ATTORNEYS' FEES INCURRED BY THE PREVAILING PARTY. THE PROVISIONS OF THIS SECTION 26 SHALL NOT BE CONSTRUED TO LIMIT OR TO PRECLUDE EITHER PARTY FROM BRINGING AN ACTION IN ANY COURT OF COMPETENT JURISDICTION FOR INJUNCTIVE RELIEF.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                  NOBLE AFFILIATES, INC.


                                  By:    /s/ Robert Kelley
                                      ------------------------------------------
                                      Name:  Robert Kelley
                                           -------------------------------------
                                      Title: Chairman of the Board
                                            ------------------------------------



                                      /s/ CHARLES D. DAVIDSON
                                      ------------------------------------------
                                      CHARLES D. DAVIDSON







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